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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement to register 300,000 shares of common stock on Form S-8 of our report dated February 10, 1999, relating to the financial statements which appears in Cambridge Heart, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 21, 1999